Exhibit 99.1

Contacts:
Brian W. Poff	Dru Anderson
Executive Vice President, Chief Financial Officer	FINN Partners
Addus HomeCare Corporation	(615) 324-7346
(469) 535-8200	dru.anderson@finnpartners.com
investorrelations@addus.com

ADDUS HOMECARE ANNOUNCES SECOND QUARTER 2024 FINANCIAL RESULTS

Frisco, Texas (August 5, 2024) – Addus HomeCare Corporation (NASDAQ: ADUS), a provider of home care services, today announced its financial results for the second quarter and six months ended June 30, 2024.

Second Quarter 2024 Highlights:

•	Net Service Revenues Increased 10.4% to $286.9 Million

•	Net Income of $18.1 Million, or $1.10 per Diluted Share

•	Adjusted Net Income per Diluted Share Increased to $1.35

•	Adjusted EBITDA Increased 24.7% to $35.3 Million

•	Cash Flow from Operations of $18.8 Million

•	Announced a Definitive Agreement to Acquire the Personal Care Operations of Gentiva

•	Announced a Definitive Agreement to Sell the Company’s New York Operations

•	Completed a Public Offering of 1,725,000 Shares of Common Stock for net proceeds of approximately $176.1 million

Overview

Net service revenues were $286.9 million for the second quarter of 2024, a 10.4% increase compared with $260.0 million for the second quarter of 2023. Net income was $18.1 million for the second quarter of 2024, compared with $14.9 million for the second quarter of 2023, while net income per diluted share was $1.10 compared with $0.91 for the same period a year ago. Adjusted EBITDA increased 24.7% to $35.3 million for the second quarter of 2024 from $28.3 million for the second quarter of 2023. Adjusted net income per diluted share was $1.35 for the second quarter of 2024 compared with $1.07 for the second quarter of 2023. Adjusted net income per diluted share for the second quarter of 2024 excludes acquisition expenses of $0.13 and stock-based compensation expense of $0.12 (See the end of press release for a reconciliation of all non-GAAP and GAAP financial measures.)

For the first six months of 2024, net service revenues increased 11.0% to $567.7 million from $511.6 million for the prior-year period. Net income was $33.9 million for the first six months of 2024 compared with $27.5 million for the same period in 2023, and net income per diluted share was $2.06 compared with $1.69 per diluted share. Adjusted EBITDA increased 24.2% to $67.7 million for the first six months of 2024 from $54.6 million for the first six months of 2023. Adjusted net income was $42.1 million for the first six months of 2024 compared with $33.4 million for the first six months of 2023, while adjusted net income per diluted share was $2.56 compared with $2.05 for the prior-year period.

Commenting on the results, Dirk Allison, Chairman and Chief Executive Officer, said, “Addus delivered another strong financial and operating performance for the second quarter of 2024, demonstrating consistent execution of our growth strategy. Our results were highlighted by top line revenue growth of 10.4% and adjusted EBITDA growth of 24.7% over the same period last year. The growing recognition of the value and cost-effectiveness of home-based care has supported robust demand for our services. Addus is well positioned to meet this demand as we continue to expand our market coverage and leverage our proven operating model across the continuum of home-based care. Our team has done an exceptional job in providing quality care for a growing number of patients and clients in the home, while allowing us to deliver consistent financial results.

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ADUS Announces Second Quarter 2024 Financial Results

August 5, 2024

“Our strong organic growth was led by our personal care services, which accounted for 74.2% of our revenues for the second quarter. On a same-store basis, personal care revenues increased 8.8% over the same period last year, reflecting both higher volumes and rate increases in key markets. We also benefitted from a stable labor environment, and we continued to see our investments in hiring and onboarding processes contribute to a higher number of billable hours.

“Our second quarter 2024 results included the operations from Tennessee Quality Care, a provider of home health, hospice, and private duty nursing services, which we acquired August 1, 2023. Our hospice care business, which contributed 19.5% of our revenues for the second quarter, has shown steady improvement with 6.3% organic revenue growth and higher admissions, patient days, and revenue per patient day compared with the second quarter of last year. We are also pleased that our home health business, which is our smallest segment, returned to positive growth trends with higher same-store revenue, admissions and volumes compared with the second quarter of 2023,” added Allison.

Acquisitions Support Continued Growth

“In addition to our strong organic growth opportunities, acquisitions represent a key driver in expanding our market reach. In the second quarter, we announced a definitive agreement to acquire the personal care operations of Gentiva for an anticipated purchase price, after customary purchase price adjustments, of approximately $350.0 million. Based in Atlanta, Georgia, Gentiva provides personal care services to over 16,000 patients per day in a seven-state service area of Texas, Arkansas, Missouri, California, Arizona, Tennessee and North Carolina. We expect to close the transaction in the fourth quarter of 2024, following the completion of regulatory approvals and subject to customary closing conditions.

“The Gentiva acquisition fits squarely into our growth strategy to leverage our strong personal care experience to build scale in existing markets as well as enter select new markets where we can immediately establish a significant presence. We are excited about the opportunity to expand our personal care market coverage in seven states, including Texas and Missouri, which are new markets for Addus, and where we will be the largest provider in Texas. We will also continue to look for accretive operations that provide the opportunity to add complementary clinical services. As we add more coverage density in select markets, we have the ability to participate in additional value-based contracting models, as payors continue to recognize the cost benefits and high quality of our home-based care services.

“Following the recently announced divestiture of our New York operations, where our ability to pursue our strategy to develop multiple levels of care was substantially limited, we look forward to continuing to pursue acquisition growth opportunities in markets that are consistent with our strategic vision,” added Allison.

Cash and Liquidity

As of June 30, 2024, the Company had cash of $173.3 million, with capacity and availability under its revolving credit facility of $504.4 million and $496.4 million, respectively. Net cash provided by operating activities was $18.8 million for the second quarter of 2024.

On June 28, 2024, the Company completed a public offering of 1,725,000 shares of common stock at $108.00 per share. The net proceeds from the offering to Addus, after deducting underwriting discounts and commissions and estimated offering expenses, were approximately $176.1 million. The Company used approximately $81.4 million of the net proceeds for the repayment of all indebtedness outstanding under its credit facility and the remainder will be used for general corporate purposes, including funding the Gentiva acquisition and any future acquisitions or investments.

Looking Ahead

Allison added, “We are pleased with the momentum in our business, supported by the growing demand for our home-based care services as more consumers and families depend on Addus to receive safe, quality care in the preferred setting of their home. We are fortunate to have a great team of dedicated

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ADUS Announces Second Quarter 2024 Financial Results

August 5, 2024

caregivers who support our mission and represent Addus in the marketplace. They are the reason for our success and provide us with confidence in our future growth. Together, we look forward to the opportunities before us to extend our reach to support more clients and patients with the care our services provide.”

Non-GAAP Financial Measures

The information provided in this release includes adjusted net income, adjusted EBITDA, and adjusted net income per diluted share, which are non-GAAP financial measures. The Company defines adjusted net income as net income before acquisition expenses, stock-based compensation expenses, restructure and other non-recurring costs and retroactive rate increases from New York. The Company defines adjusted EBITDA as earnings before interest expense, other non-operating income, taxes, depreciation, amortization, acquisition expense, stock-based compensation expense, restructure and other non-recurring costs and retroactive rate increases from New York. The Company defines adjusted net income per diluted share as net income per share, adjusted for acquisition expenses, stock-based compensation expense, restructure and other non-recurring costs, and retroactive rate increases from New York. The Company defines adjusted net service revenues as revenue adjusted for the closure of certain sites. The Company has provided, in the financial statement tables included in this press release, a reconciliation of adjusted net income to net income, a reconciliation of adjusted EBITDA to net income, a reconciliation of adjusted diluted net income per share to net income per share, and a reconciliation of adjusted net service revenues to net service revenues, in each case, the most directly comparable GAAP measure. Management believes that adjusted net income, adjusted EBITDA, adjusted diluted net income per share, and adjusted net service revenues are useful to investors, management and others in evaluating the Company’s operating performance, to provide investors with insight and consistency in the Company’s financial reporting and to present a basis for comparison of the Company’s business operations among periods, and to facilitate comparison with the results of the Company’s peers.

Conference Call

Addus will host a conference call on Tuesday, August 6, 2024, at 9:00 a.m. Eastern time. To access the live call, dial (833-629-0620) (international dial-in number is (412-317-1805) and ask to join the Addus HomeCare earnings call. A telephonic replay of the conference call will be available through midnight on August 13, 2024, by dialing (877) 344-7529 (international dial-in number is (412) 317-0088) and entering pass code 4781847.

A live broadcast of Addus HomeCare’s conference call will be available under the Investor Relations section of the Company’s website: www.addus.com. An online replay will also be available on the Company’s website for one month, beginning approximately two hours following the conclusion of the live broadcast.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “preliminary,” “continue,” “expect,” and similar expressions. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including discretionary determinations by government officials, the consummation and integration of acquisitions, transition to managed care providers, our ability to successfully execute our growth strategy, unexpected increases in SG&A and other expenses, expected benefits and unexpected costs of acquisitions and dispositions, management plans related to dispositions, the possibility that expected benefits may not materialize as expected, the failure of the business to perform as expected, changes in reimbursement, changes in government regulations, changes in Addus HomeCare’s relationships with referral sources, increased competition for Addus HomeCare’s services, changes in the interpretation of government regulations, the uncertainty regarding the outcome of discussions with managed care organizations, changes in tax rates, the impact of adverse weather, higher than anticipated costs, lower than anticipated cost savings, estimation inaccuracies in future revenues, margins, earnings and growth, whether any anticipated receipt of payments will materialize, any security breaches, cyber-attacks, loss of data or cybersecurity threats or incidents, and other risks set forth in the Risk Factors section in Addus HomeCare’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2024, which

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ADUS Announces Second Quarter 2024 Financial Results

August 5, 2024

is available at www.sec.gov. The financial information described herein and the periods to which they relate are preliminary estimates that are subject to change and finalization. There is no assurance that the final amounts and adjustments will not differ materially from the amounts described above, or that additional adjustments will not be identified, the impact of which may be material. Addus HomeCare undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties, and other factors. Accordingly, any forward-looking statements included in this press release do not purport to be predictions of future events or circumstances and may not be realized. (Unaudited tables and notes follow).

About Addus HomeCare

Addus HomeCare is a provider of home care services that primarily include personal care services that assist with activities of daily living, as well as hospice and home health services. Addus HomeCare’s consumers are primarily persons who, without these services, are at risk of hospitalization or institutionalization, such as the elderly, chronically ill and disabled. Addus HomeCare’s payor clients include federal, state, and local governmental agencies, managed care organizations, commercial insurers, and private individuals. Addus HomeCare currently provides home care services to approximately 49,500 consumers through 214 locations across 22 states. For more information, please visit www.addus.com.

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ADUS Announces Second Quarter 2024 Financial Results

August 5, 2024

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(amounts and shares in thousands, except per share data)

(Unaudited)

Income Statement Information:	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Net service revenues	$286,922	$259,980	$567,668	$511,579
Cost of service revenues	193,764	177,662	386,333	350,846

Gross profit	93,158	82,318	181,335	160,733
	32.5%	31.7%	31.9%	31.4%
General and administrative expenses	63,576	57,397	124,639	113,757
Depreciation and amortization	3,401	3,382	6,870	6,829

Total operating expenses	66,977	60,779	131,509	120,586

Operating income	26,181	21,539	49,826	40,147
Total interest expense, net	1,640	2,040	3,975	4,395

Income before income taxes	24,541	19,499	45,851	35,752
Income tax expense	6,462	4,647	11,942	8,225

Net income	$18,079	$14,852	$33,909	$27,527

Net income per diluted share:	$1.10	$0.91	$2.06	$1.69

Weighted average number of common shares outstanding:
Diluted	16,498	16,283	16,449	16,304

Cash Flow Information:	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Net cash provided by operating activities	$18,813	$41,614	$57,491	$60,413
Net cash provided by (used in) investing activities	3,548	(969)	1,798	(2,711)
Net cash provided by (used in) financing activities	74,225	(30,000)	49,225	(53,475)

Net change in cash	96,586	10,645	108,514	4,227
Cash at the beginning of the period	76,719	73,543	64,791	79,961

Cash at the end of the period	$173,305	$84,188	$173,305	$84,188

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ADUS Announces Second Quarter 2024 Financial Results

August 5, 2024

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Amounts in thousands)

(Unaudited)

	June 30,
	2024	2023
Assets

Current assets
Cash	$173,305	$84,188
Accounts receivable, net	109,195	104,252
Prepaid expenses and other current assets	12,488	19,350

Total current assets	294,988	207,790

Property and equipment, net	23,381	19,607

Other assets
Goodwill	663,851	583,656
Intangible assets, net	88,398	68,859
Operating lease assets	44,145	48,472
Other long-term assets	1,791	—

Total other assets	798,185	700,987

Total assets	$1,116,554	$928,384

Liabilities and stockholders’ equity

Current liabilities
Accounts payable	$20,188	$20,699
Accrued payroll	55,102	47,795
Accrued expenses	35,633	31,966
Operating lease liabilities - current portion	11,224	11,334
Government stimulus advance	13,000	9,959
Accrued workers compensation	12,385	12,149

Total current liabilities	147,532	133,902
Long-term debt, less current portion, net of debt issuance costs	—	78,702
Long-term lease liability, less current portion	38,359	43,214
Other long-term liabilities	9,008	6,215

Total long-term liabilities	47,367	128,131

Total liabilities	194,899	262,033

Total stockholders’ equity	921,655	666,351

Total liabilities and stockholders’ equity	$1,116,554	$928,384

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ADUS Announces Second Quarter 2024 Financial Results

August 5, 2024

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Net Service Revenue by Segment

(Amounts in thousands)

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Net Service Revenues by Segment

Personal Care	$212,817	$198,314	$420,820	$388,346
Hospice	56,030	50,210	111,893	99,292
Home Health	18,075	11,456	34,955	23,941

Total Revenue	$286,922	$259,980	$567,668	$511,579

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ADUS Announces Second Quarter 2024 Financial Results

August 5, 2024

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Key Statistical and Financial Data (Unaudited)

Key Statistical and Financial Data (Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Personal Care

States served at period end	—	—	21	21
Locations at period end	—	—	153	157
Average billable census total	37,993	39,099	37,854	38,707
Billable hours (in thousands)	7,732	7,681	15,322	15,274
Average billable hours per census per month	67.7	65.3	67.4	65.6
Billable hours per business day	118,956	118,177	117,862	117,491
Revenues per billable hour	$27.47	$25.57	$27.41	$25.27
Organic growth
- Revenue	8.8%	12.6%	9.3%	11.7%

Hospice

Locations served at period end	—	—	38	34
Admissions	3,194	3,076	6,666	6,400
Average daily census	3,477	3,225	3,418	3,210
Average discharge length of stay	92.6	94.4	91.1	90.9
Patient days	316,451	293,502	622,081	581,053
Revenue per patient day	$179.47	$174.32	$181.10	$175.26
Organic growth
- Revenue	6.3%	(1.1)%	6.1%	0.5%
- Average daily census	1.7%	(3.2)%	0.4%	1.4%

Home Health

Locations served at period end	—	—	23	13
New Admissions	4,933	3,439	9,820	7,332
Recertifications	3,277	1,595	6,445	3,144
Total Volume	8,210	5,034	16,265	10,476
Visits	111,053	68,293	217,984	146,121
Organic growth
- Revenue	1.6%	(10.9)%	(7.1)%	0.7%
- New admissions	9.4%	(17.5)%	2.3%	(10.5)%
- Volume	6.9%	(11.8)%	1.7%	(10.9)%

Percentage of Revenues by Payor:

Personal Care

State, local and other governmental programs	53.1%	50.6%	52.5%	50.4%
Managed care organizations	44.2	46.0	44.8	46.1
Private duty	1.7	2.2	1.8	2.2
Commercial	0.7	0.8	0.7	0.9
Other	0.3%	0.4%	0.2%	0.4%

Hospice

Medicare	91.2%	90.7%	91.0%	90.8%
Commercial	5.1	5.4	5.3	5.3
Managed care organizations	3.4	3.1	3.3	3.2
Other	0.3%	0.8%	0.4%	0.7%

Home Health

Medicare	69.3%	76.1%	69.2%	75.1%
Managed care organizations	25.9	19.6	26.0	20.0
Commercial	4.2	3.8	4.1	4.5
Other	0.6%	0.5%	0.7%	0.4%

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ADUS Announces Second Quarter 2024 Financial Results

August 5, 2024

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Amounts in thousands, except per share data)

(Unaudited) (1)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Reconciliation of Adjusted EBITDA to Net Income: (1)

Net income	$18,079	$14,852	$33,909	$27,527

Interest expense, net	1,640	2,040	3,975	4,395
(Gain) on sale of assets	(5)	(3)	(5)	(3)
Income tax expense	6,462	4,647	11,942	8,225
Depreciation and amortization	3,401	3,382	6,870	6,829
Impact of retroactive New York rate increase	—	(1,090)	—	(868)
Acquisition expenses	2,864	1,782	5,575	3,029
Stock-based compensation expense	2,856	2,613	5,474	5,259
Restructure and other non-recurring costs	—	75	—	170

Adjusted EBITDA	$35,297	$28,298	$67,740	$54,563

Reconciliation of Adjusted Net Income to Net Income: (2)

Net income	$18,079	$14,852	$33,909	$27,527

(Gain) on sale of assets	(5)	(3)	(5)	(3)
Impact of retroactive New York rate increase	—	(1,090)	—	(868)
Acquisition expenses	2,864	1,782	5,575	3,029
Stock-based compensation expense	2,856	2,613	5,474	5,259
Restructure and other non-recurring costs	—	75	—	170
Tax Effect	(1,506)	(819)	(2,876)	(1,745)

Adjusted Net Income	$22,288	$17,410	$42,077	$33,369

Reconciliation of Net Income per Diluted Share to Adjusted Net Income per Diluted Share: (3)

Net income per diluted share	$1.10	$0.91	$2.06	$1.69

Impact of retroactive New York rate increase per diluted share	—	(0.05)	—	(0.04)
Acquisition expenses per diluted share	0.13	0.08	0.25	0.14
Restructure and other non-recurring costs per diluted share	—	—	—	0.01
Stock-based compensation expense per diluted share	0.12	0.13	0.25	0.25

Adjusted net income per diluted share	$1.35	$1.07	$2.56	$2.05

Reconciliation of Net Service Revenues to Adjusted Net Service Revenues: (4)
Net service revenues	$286,922	$259,980	$567,668	$511,579
Revenues associated with the closure of certain sites	—	(542)	—	(1,066)

Adjusted net service revenues	$286,922	$259,438	$567,668	$510,513

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ADUS Announces Second Quarter 2024 Financial Results

August 5, 2024

Footnotes:

(1)

We define Adjusted EBITDA as earnings before net interest expense, income tax expense, depreciation and amortization, acquisition expenses, stock-based compensation expense, restructure expenses and other non-recurring costs, gain on the sale of assets, and retroactive rate increases from New York. Adjusted EBITDA is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(2)

We define Adjusted Net Income as net income before acquisition expenses, stock-based compensation expense, restructure and other non-recurring costs, gain on the sale of assets, and retroactive rate increases from New York. Adjusted Net Income is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(3)

We define Adjusted diluted earnings per share as earnings per share, adjusted for acquisition expenses, stock-based compensation expense and restructure and other non-recurring costs, gain on the sale of assets, and retroactive rate increases from New York. Adjusted diluted earnings per share is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(4)

We define Adjusted net service revenues as revenue adjusted for the closure of certain sites. Adjusted net service revenues is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

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